Exhibit 32.1

Certification Pursuant To 18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Nexvet Biopharma public limited company (the “Company”) on Form 10‑Q for the quarterly period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer of the Company hereby certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

Date: November 5, 2015	/s/ Mark Heffernan, Ph.D.
Mark Heffernan, Ph.D.
Chief Executive Officer
(Principal Executive Officer)